ORANGE AND ROCKLAND UTILITIES, INC. AND SUBSIDIARIES

                          Subsidiaries

                           Exhibit 21




                                               State of
Parent and Subsidiary*                      Incorporation

Orange and Rockland Utilities, Inc.            New York

  Rockland Electric Company                    New Jersey

     Saddle River Holdings Corp.               Delaware

       NORSTAR Holdings, Inc.                  Delaware

          NORSTAR Management, Inc.             Delaware
          Millbrook Holdings, Inc.             Delaware

       Atlantic Morris Broadcasting, Inc.      Delaware

       Compass Resources, Inc.                 Delaware

       Palisades Energy Services, Inc.         Delaware

  Pike County Light & Power                    Pennsylvania

  Clove Development Corporation                New York

  O&R Energy Development, Inc.                 Delaware

  O&R Development, Inc.                        Delaware


* Each level of indentation represents subsidiary status of the company under which it is immediately indented.